Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal Second Quarter 2016 Financial Results

AUSTIN, Texas – June 2, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS), an intellectual property licensing company, reported financial results for its fiscal second quarter ended April 30, 2016.

On March 22, 2016, Crossroads sold its product business to Canadian-based StrongBox Data Solutions, Inc. The presentation of the company’s quarterly financial results excludes product revenues and expenses, which are now reflected as discontinued operations.

Intellectual property license revenue for the fiscal second quarter was $210,000, compared to $190,000 in the same quarter a year ago. Gross profit was $161,000, or 77 percent of total revenue, compared to $174,000 or 92 percent of total revenue in the same quarter a year ago.

Operating expenses for the second quarter decreased to $1.4 million, compared to $2.6 million in the same period a year ago, primarily due to reduced employee related costs and litigation expenses.

Net loss available to common stockholders was $(69,000) or less than a penny per share, compared to a net loss available to common stockholders of $(3.6) million or $(0.19) loss per share in the same quarter a year ago.

At April 30, 2016, cash, cash equivalents, and restricted cash totaled $6.1 million compared to $7.7 million in the previous quarter.

Management Commentary

Richard K. Coleman, Jr., President and CEO at Crossroads Systems, said, “We are continuing to take those actions we believe are necessary to increase shareholder value. The sale of the product business protects our balance sheet and potential future proceeds from the sale of the non-‘972 patents could enhance our cash position. We hope to have a positive outcome on the inter partes review (IPR) appeals within the next twelve months and will then petition the Western District Court to lift the stay on litigation and schedule trial dates as soon as possible.”

Conference Call Information

Crossroads will hold a conference call on Thursday, June 2, 2016 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss the financial results. Richard K. Coleman, Jr., President and CEO, and CFO Jennifer Crane will host the presentation followed by a question and answer period.

Date: Thursday, June 2, 2016

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Dial-In Number: (888) 455-2263

International: (719) 325-2469

Conference ID: 5464448

To access the live or recorded webcast, visit:

http://edge.media-server.com/m/p/sj6bq5y6

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. For those unable to listen to the live call, a webcast replay of the call will be available the day after the call in the Investor Relations Events & Presentations section of the Crossroads website.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is an intellectual property licensing company headquartered in Austin, Texas. Founded in 1996 as a product solutions company, Crossroads created some of the storage industry's most fundamental patents and has licensed patents to more than 50 companies since 2000. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: variations in quarterly results, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the Company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

Investor Contact:

Mark Hood

Crossroads Systems

ir@crossroads.com

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

*Tables Attached*

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	April 30,	October 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$2,994	$5,314
Restricted cash	3,122	6,478
Total cash, cash equivalents and restricted cash	6,116	11,792
Accounts receivable, net of allowance for doubtful accounts of $3 and $5, respectively	1,056	1,632
Inventory	-	437
Prepaid expenses and other current assets	227	348
Total current assets	7,399	14,209
Property and equipment, net	-	533
Other assets	140	171
Total assets	$7,539	$14,913

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$434	$2,224
Accrued expenses	591	1,799
Deferred revenue, current portion	3,010	7,234
Total current liabilities	4,035	11,257
Long term portion of deferred revenue, net of current portion	-	595
Commitments and contingencies	-	-
Total liabilities	4,035	11,852
Stockholders' equity:
Convertible preferred stock, $0.001 par value, 25,000,000 shares authorized, 2,591,257 and 2,791,257 shares issued and outstanding, respectively	3	3
Common stock, $0.001 par value, 75,000,000 shares authorized, 24,509,435 and 24,182,524 shares issued and outstanding, respectively	25	24
Additional paid-in capital	239,497	238,881
Accumulated other comprehensive loss	-	(90)
Accumulated deficit	(236,021)	(235,757)
Total stockholders' equity	3,504	3,061
Total liabilities and stockholders' equity	$7,539	$14,913

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2016	2015	2016	2015

Revenue:
IP license, royalty and other	210	190	420	392

Total revenue	210	190	420	392

Cost of revenue:
IP license, royalty and other	49	16	100	53

Total cost of revenue	49	16	100	53

Gross profit	161	174	320	339

Operating expenses:
General and administrative	1,356	2,638	3,705	4,066

Total operating expenses	1,356	2,638	3,705	4,066

Loss from operations	(1,195)	(2,464)	(3,385)	(3,727)

Other expense:
Interest expense	-	(99)	-	(227)
Amortization of debt discount and issuance costs	-	(179)	-	(400)
Other income.	627	-	3,299	19
Discontinued operations:
Loss on discontinued operations	(531)	(774)	(1,149)	(1,487)
Disposal of fixed assets	(499)	-	(499)	-
Disposal of inventory	(386)	-	(386)	-
Relief of deferred revenue	1,795	-	1,795	-
Other assets and liabilities	198	-	198	-
Gain (loss) on discontinued operations	577	(774)	(41)	(1,487)

Net loss	$9	$(3,516)	$(127)	$(5,822)

Dividends attributable to preferred stock	$(78)	$(72)	$(129)	$(156)
Net loss available to common stockholders, basic and diluted	$(69)	$(3,588)	$(256)	$(5,978)
Net loss per share available to common stockholders, basic and diluted	$(0.00)	$(0.19)	$(0.01)	$(0.34)

Weighted average number of common shares outstanding, basic and diluted	24,784,822	19,286,525	24,534,672	17,584,841

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	April 30,
	2016	2015

Cash flows from operating activities:
Net loss	$(127)	$(5,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	69	220
Gain on sale of discontinued operations	438	-
Amortization of debt discount	-	400
Stock-based compensation	512	536
Provision for doubtful accounts receivable	(1)	67
Changes in assets and liabilities:
Accounts receivable	(367)	468
Inventory	53	(167)
Prepaid expenses and other assets	48	147
Accounts payable	(1,620)	(80)
Accrued expenses	(796)	316
Accrued warranty costs	-	-
Deferred revenue	(4,559)	175
Net cash used in operating activities	(6,351)	(3,740)

Cash flows from investing activities:
Purchase of property and equipment	(28)	(146)
Proceeds from sale of discontinued operations	833	-
Net cash provided by (used in) investing activities	805	(146)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	-	6,013
Repayment of debt	-	(1,973)
Net cash provided by financing activities	-	4,040

Effect of foreign exchange rate on cash and cash equivalents	(131)	(50)
Change in cash and cash equivalents	(5,677)	104
Cash and cash equivalents, beginning of period	11,792	4,946
Cash, cash equivalents, and restricted cash end of period	$6,115	$5,050

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$227
Cash paid for income taxes	$2	$1

Supplemental disclosure of non cash financing activities:
Conversion of preferred stock to common stock	$795	$418
Common stock dividends issued to preferred shareholders	$139	$169
Warrants issued with private placement stock	$-	$1,893
Lease incentive received, non-cash addition to fixed assets	$-	$243